Exhibit 99.1

Academy Sports + Outdoors Reports Second Quarter 2024 Results

Net Sales Decline (2.2)%; Comparable Sales of (6.9)%

GAAP Diluted EPS of $1.95, or $2.03 Adjusted Diluted EPS

Year-to-Date Adjusted Free Cash Flow +60%; Utilized to Return $107 Million to Shareholders in Q2

Fiscal 2024 Guidance Revised; Reaffirming Gross Margin Rate Guidance

KATY, TEXAS (Globe Newswire — September 10, 2024) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the second quarter ended August 3, 2024.

"Academy continues to make progress against our strategic initiatives demonstrated by the opening of nine new stores this upcoming quarter, new omni-channel enhancements, such as Door Dash, and leveraging customer excitement around the launch of our new loyalty program. In addition, our inventory discipline drove gross margin expansion of 50 basis points and a 5% reduction in units per store," said Steve Lawrence, Chief Executive Officer. “For the remainder of the year, we will focus on increasing traffic and conversion for our stores and website, by leveraging our improved targeted marketing capabilities, and expanding our new loyalty program. We will also continue to use our strong cash generation to fund the investments that will drive our long-term growth and increase shareholder value."

Second Quarter Operating Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	August 3, 2024	July 29, 2023%
Net sales	$1,549.0	$1,583.1	(2.2)%
Comparable sales (1)	(6.9)%	(7.5)%
Income before income tax	$186.5	$203.3	(8.2)%
Net income	$142.6	$157.1	(9.2)%
Adjusted net income (2)	$148.6	$163.6	(9.2)%
Earnings per common share, diluted	$1.95	$2.01	(3.0)%
Adjusted earnings per common share, diluted (2)	$2.03	$2.09	(2.9)%
(1) Fiscal 2023 had a 53rd week, so the Company is using a shifted comp sales calculation which compares weeks 14-26 in Q2 2024 to weeks 15-27 in fiscal 2023.
(2) Adjusted net income and Adjusted earnings per common share, diluted are non-GAAP measures. See "Non-GAAP Measures" and
"Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Year-to-Date Operating Results ($ in millions, except per share data)	Twenty-Six Weeks Ended		Change
	August 3, 2024	July 29, 2023%
Net sales	$2,913.2	$2,966.7	(1.8)%
Comparable sales	(6.4)%	(7.4)%
Income before income tax	$284.2	$322.0	(11.7)%
Net Income	$219.1	$251.0	(12.7)%
Adjusted net income (1)	$230.3	$266.6	(13.6)%
Earnings per common share, diluted	$2.93	$3.19	(8.2)%
Adjusted earnings per common share, diluted (1)	$3.08	$3.39	(9.1)%

(1) Adjusted net income and Adjusted earnings per common share, diluted, are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

	As of		Change
Balance Sheet ($ in millions)	August 3, 2024	July 29, 2023%
Cash and cash equivalents	$324.6	$311.3	4.3%
Merchandise inventories, net	$1,366.6	$1,309.0	4.4%
Long-term debt, net	$483.6	$583.7	(17.1)%

	Twenty-Six Weeks Ended		Change
Capital Allocation ($ in millions)	August 3, 2024	July 29, 2023%
Share repurchases	$222.3	$157.6	41.1%
Dividends paid	$16.1	$13.8	16.7%

Subsequent to the end of the second quarter, on September 5, 2024, Academy's Board of Directors declared a quarterly cash dividend of $0.11 per share of common stock. The dividend is payable on October 17, 2024, to stockholders of record as of the close of business on September 19, 2024.
New Store Openings
Academy opened one new store during the second quarter. The Company has opened three stores through the first two fiscal quarters and plans to open a total of 15 to 17 stores in 2024.

2024 Outlook
"Sales for the second quarter were more challenging than expected, impacted by a tough economy, a temporary distribution center backlog related to going live with a new warehouse management system and by a very active storm season across key portions of our footprint. Based on the results of the first half of the year and the expectations for the remainder of fiscal 2024, we are revising our full year guidance, while maintaining our gross margin rate range," said Carl Ford, Chief Financial Officer. "We will continue to manage expenses and inventory levels as we focus on driving topline growth. We have a very healthy balance sheet and top quartile cash flow generation, which we will deploy towards our capital allocation strategy."

Academy is revising its previous guidance for fiscal 2024 as follows:

	Updated Guidance		Previous Guidance
(in millions, except per share data)	Low end	High end	Low end	High end
Net sales	$5,895.0	$6,075.0	$6,070.0	$6,350.0
Sales growth	(4.3)%	(1.4)%	(1.5)%	3.0%

Comparable sales	(6.0)%	(3.0)%	(4.0)%	1.0%

Gross margin rate	34.3%	34.7%	34.3%	34.7%

GAAP net income	$400.0	$460.0	$455.0	$530.0

Adjusted net income (1)	$420.0	$480.0	-	-

GAAP earnings per common share, diluted	$5.45	$6.20	$6.05	$7.05

Adjusted earnings per common share, diluted (1)	$5.75	$6.50	-	-

Diluted weighted average common shares outstanding	73.5	73.5	~75	~75

Capital expenditures	$175	$225	$225	$275

Adjusted free cash flow (2)	$290	$340	$290	$375

(1) The Company did not provide guidance for Adjusted net income and Adjusted earnings per share prior to this release. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
(2) Adjusted free cash flow is a non-GAAP measure. We have not reconciled it to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management's control and could be significant; therefore, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.
Note: Fiscal 2023 included 53 weeks compared to 52 weeks in fiscal 2024.

The earnings per common share guidance reflects a tax rate of approximately 23.0% and does not include any potential future share repurchases using the $476 million remaining authorization.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

U.S. callers            1-877-407-3982
International callers        1-201-493-6780
Passcode             13748429

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 285 stores across 19 states as of the end of the quarter. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as it provides additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended February 3, 2024 (the "Annual Report"), and our most recent Quarterly Report, which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,” “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding the Company’s fiscal 2024 outlook, the Company’s strategic plans and financial objectives, including the implementation of such plans, the growth of the Company’s business and operations, including the opening of new stores and the expansion into new markets, the rollout of new warehouse management and other systems, the Company’s payment of dividends and declaration of future dividends, including the timing and amount thereof, share repurchases by the Company, the Company's expectations regarding its future performance and future financial condition, and other such matters, and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, environmental, and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and increases in interest rates, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report and the Quarterly Report, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Allan Rojas
VP, Investor Relations	Director, Communications
281-646-5362	281-944-6048
matt.hodges@academy.com	allan.rojas@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	August 3, 2024	Percentage of Sales (1)	July 29, 2023	Percentage of Sales (1)
Net sales	$1,548,980	100.0%	$1,583,077	100.0%
Cost of goods sold	990,255	63.9%	1,019,631	64.4%
Gross margin	558,725	36.1%	563,446	35.6%
Selling, general and administrative expenses	368,639	23.8%	352,483	22.3%
Operating income	190,086	12.3%	210,963	13.3%
Interest expense, net	9,071	0.6%	11,313	0.7%
Write off of deferred loan costs	—	0.0%	—	0.0%
Other (income), net	(5,531)	(0.4)%	(3,623)	(0.2)%
Income before income taxes	186,546	12.0%	203,273	12.8%
Income tax expense	43,958	2.8%	46,198	2.9%
Net income	$142,588	9.2%	$157,075	9.9%

Earnings Per Common Share:
Basic	$1.99		$2.06
Diluted	$1.95		$2.01

Weighted Average Common Shares Outstanding:
Basic	71,829		76,104
Diluted	73,289		78,091
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Twenty-Six Weeks Ended
	August 3, 2024	Percentage of Sales (1)	July 29, 2023	Percentage of Sales (1)
Net sales	$2,913,200	100.0%	$2,966,686	100.0%
Cost of goods sold	1,898,681	65.2%	1,936,125	65.3%
Gross margin	1,014,519	34.8%	1,030,561	34.7%
Selling, general and administrative expenses	722,050	24.8%	693,402	23.4%
Operating income	292,469	10.0%	337,159	11.4%
Interest expense, net	18,557	0.6%	22,543	0.8%
Write off of deferred loan costs	449	—%	—	0.0%
Other (income), net	(10,735)	(0.4)%	(7,336)	(0.2)%
Income before income taxes	284,198	9.8%	321,952	10.9%
Income tax expense	65,145	2.2%	70,907	2.4%
Net income	$219,053	7.5%	$251,045	8.5%

Earnings Per Common Share:
Basic	$3.00		$3.28
Diluted	$2.93		$3.19

Weighted Average Common Shares Outstanding:
Basic	72,911		76,483
Diluted	74,651		78,735
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share data)

	August 3, 2024	February 3, 2024	July 29, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$324,568	$347,920	$311,336
Accounts receivable - less allowance for doubtful accounts of $2,080, $2,217 and $2,534, respectively	12,812	19,371	14,625
Merchandise inventories, net	1,366,616	1,194,159	1,309,033
Prepaid expenses and other current assets	108,392	83,450	80,490
Total current assets	1,812,388	1,644,900	1,715,484

PROPERTY AND EQUIPMENT, NET	470,752	445,209	404,967
RIGHT-OF-USE ASSETS	1,103,242	1,111,237	1,091,145
TRADE NAME	578,550	578,236	577,929
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	47,506	35,211	23,971
Total assets	$4,874,358	$4,676,713	$4,675,416

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$704,578	$541,077	$669,832
Accrued expenses and other current liabilities	259,069	217,932	234,011
Current lease liabilities	124,628	117,849	112,936
Current maturities of long-term debt	3,000	3,000	3,000
Total current liabilities	1,091,275	879,858	1,019,779

LONG-TERM DEBT, NET	483,617	484,551	583,729
LONG-TERM LEASE LIABILITIES	1,083,390	1,091,294	1,060,996
DEFERRED TAX LIABILITIES, NET	252,919	254,796	260,909
OTHER LONG-TERM LIABILITIES	10,763	11,564	11,964
Total liabilities	2,921,964	2,722,063	2,937,377

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 70,915,916, 74,349,927, and 74,845,563 issued and outstanding as of August 3, 2024, February 3, 2024, and July 29, 2023, respectively.	709	743	748
Additional paid-in capital	244,584	242,098	236,789
Retained earnings	1,707,101	1,711,809	1,500,502
Stockholders' equity	1,952,394	1,954,650	1,738,039
Total liabilities and stockholders' equity	$4,874,358	$4,676,713	$4,675,416

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$219,053	$251,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,771	52,021
Non-cash lease expense	7,271	1,604
Equity compensation	14,093	19,883
Amortization of deferred loan and other costs	1,279	1,348
Deferred income taxes	(1,876)	1,866
Write off of deferred loan costs	449	—
Gain on disposal of property and equipment	—	(361)
Changes in assets and liabilities:
Accounts receivable, net	6,559	1,878
Merchandise inventories, net	(172,457)	(25,516)
Prepaid expenses and other current assets	(24,943)	(37,559)
Other noncurrent assets	(7,462)	(6,924)
Accounts payable	153,613	(12,446)
Accrued expenses and other current liabilities	19,073	(3,316)
Income taxes payable	19,801	805
Other long-term liabilities	(1,201)	(762)
Net cash provided by operating activities	291,023	243,566

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(73,425)	(109,759)
Purchases of intangible assets	(314)	(213)
Proceeds from the sale of property and equipment	—	2,126
Net cash used in investing activities	(73,739)	(107,846)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facilities	3,900	—
Repayment of Revolving Credit Facilities	(3,900)	—
Repayment of Term Loan	(1,500)	(1,500)
Debt issuance fees	(5,690)	—
Repurchase of common stock for retirement	(220,325)	(156,447)
Proceeds from exercise of stock options	3,575	11,639
Proceeds from issuance of common stock under employee stock purchase program	2,819	2,887
Taxes paid related to net share settlement of equity awards	(3,412)	(4,283)
Dividends paid	(16,103)	(13,825)
Net cash used in financing activities	(240,636)	(161,529)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(23,352)	(25,809)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	347,920	337,145
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$324,568	$311,336

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and Adjusted EBIT

We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization, and impairment, and other adjustments included in the table below. We define “Adjusted EBIT” as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table (amounts in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net income	$142,588	$157,075	$219,053	$251,045
Interest expense, net	9,071	11,313	18,557	22,543
Income tax expense	43,958	46,198	65,145	70,907
Depreciation and amortization	28,918	25,760	57,771	52,021
Equity compensation (a)	7,955	8,501	14,093	19,883
Write off of deferred loan costs	—	—	449	—
Adjusted EBITDA	$232,490	$248,847	$375,068	$416,399
Less: Depreciation and amortization	(28,918)	(25,760)	(57,771)	(52,021)
Adjusted EBIT	$203,572	$223,087	$317,297	$364,378

(a) Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.

Adjusted Net Income and Adjusted Earnings Per Common Share
We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net income	$142,588	$157,075	$219,053	$251,045
Equity compensation (a)	7,955	8,501	14,093	19,883
Write off of deferred loan costs	—	—	449	—
Tax effects of these adjustments (b)	(1,901)	(2,008)	(3,333)	(4,378)
Adjusted Net Income	$148,642	$163,568	$230,262	$266,550

Earnings per common share:
Basic	$1.99	$2.06	$3.00	$3.28
Diluted	$1.95	$2.01	$2.93	$3.19
Adjusted earnings per common share:
Basic	$2.07	$2.15	$3.16	$3.49
Diluted	$2.03	$2.09	$3.08	$3.39
Weighted average common shares outstanding:
Basic	71,829	76,104	72,911	76,483
Diluted	73,289	78,091	74,651	78,735

(a) Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b) For the thirteen and twenty-six weeks ended August 3, 2024 and July 29, 2023, this represents the estimated tax effect (by using the projected full year tax rates for the respective years) of the total adjustments made to arrive at Adjusted Net Income.

Adjusted Net Income and Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending February 1, 2025	Fiscal Year Ending February 1, 2025
Net Income	$400.0	$460.0
Equity compensation (a)	27.0	$27.0
Tax effects of these adjustments (a)	(7.0)	$(7.0)
Adjusted Net Income	420.0	$480.0

Earnings Per Common Share, Diluted	$5.45	$6.20
Equity compensation (a)	0.40	0.40
Tax effects of these adjustments (a)	(0.10)	(0.10)
Adjusted Earnings Per Common Share, Diluted	$5.75	$6.50

* Amounts presented have been rounded.
(a)	Adjustments include non-cash charges related to equity-based compensation (as defined above), which may vary from period to period. The tax effect of these adjustments is determined by using the projected full year tax rate for the fiscal year.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the following table (amounts in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net cash provided by operating activities	$91,346	$191,431	$291,023	$243,566
Net cash used in investing activities	(41,384)	(67,299)	(73,739)	(107,846)
Adjusted Free Cash Flow	$49,962	$124,132	$217,284	$135,720